UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Andrew Corporation
(Name of Registrant as Specified In Its Charter)

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June 27, 2007

To all Andrew employees from Ralph Faison:

The announcement today of Andrew Corporation’s agreement to be acquired by CommScope, Inc. represents a major step in our company’s drive toward addressing future opportunities in the marketplace and creating a more promising future for our people.

The combination of Andrew and CommScope will give us greater financial scale to compete globally, while gaining efficiencies that accelerate our ability to grow profitably.  The strategic combination, which is subject to approval of Andrew shareholders and regulators, will create a global leader in infrastructure solutions for communications networks with approximately $3.8 billion in revenues, based on both companies’ fiscal 2006 results.

Andrew and CommScope fit together strategically, with leading complementary product offerings and complementary geographical strengths.  By partnering with CommScope, we expect to drive significantly more value for our customers, shareholders and employees than we could on our own.  And that creates the most favorable future for our employees, who will be part of a larger, better positioned entity with greater capabilities to profitably grow as the industry evolves.

And, as you know, the industry is rapidly evolving.  We have seen continuing consolidation among Andrew’s global operator and OEM customers.  While we remain a strong competitor in our space, this customer consolidation accelerates our need to continue diversifying our product offerings, extending our reach, and adding to our financial scale.  We want to reach more customers and offer new compelling solutions that add to our profitable growth.

On top of that, our customers increasingly are looking to converge fixed, broadband, and wireless networks to more effectively handle the increasing amounts of “triple play” traffic (voice, data, video) being generated.  As wireless, wireline and broadband networks converge and triple play applications grow in importance, it leaves Andrew vulnerable unless we can add to our leading wireless capabilities in a profitable manner.

As part of our long-term corporate strategy, we have been anticipating this market shift.  As you know, we have been working to address that need since last year, and the result is today’s announcement.  We are extremely confident and excited about our proposed combination with CommScope, a strong company with complementary strengths to Andrew’s that will place us in the best possible position to continue leading our chosen market space in the future. CommScope is a leader in broadband and enterprise connectivity solutions, much like Andrew is in wireless, and this combination accelerates our ability to meet more of the triple play needs of our customers in the future.

CommScope’s offer to acquire us also reflects the great progress we’ve made as a company since last summer.  Our continued operational and financial improvements have increased the overall value of Andrew and provide our shareholders a robust premium over our market value from just 12 months ago.  In addition, since the end of fiscal 2002, our share price is up about 230 percent, our revenues have grown 250 percent from $864 million, our market capitalization has risen 400 percent, and the size of our workforce has more than doubled.  You all should be proud of these accomplishments, especially when most other companies in our space have declined during the past five years or are out of business.

We expect this transaction to close by the end of 2007.  Until the merger closes, Andrew and CommScope will remain separate companies, and it will be business as usual.  Like you have always done, we know that all of you will remain focused on serving our customers and continuing to do the excellent work that has enabled Andrew to successfully implement our business strategy.  I know I can count on you to remain focused on our objectives.

Our global management team will be speaking with employees at all locations today and over the next few days about this news.  We encourage your questions, but please understand that many details about the proposed combination still must be worked out.  We will make every effort to keep you up to date on developments and progress throughout this process and encourage your patience as the process unfolds.

Thank you for your continued hard work and your unwavering dedication to our company.

Ralph

Forward-Looking Statements

This letter contains forward-looking statements regarding, among other things, the proposed business combination between CommScope and Andrew and the anticipated consequences and benefits of such transaction, and other financial and operational items relating to CommScope and Andrew. Statements made in the future tense, and statements using words such as “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” and “scheduled” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of CommScope or Andrew. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Relevant risks and uncertainties relating to the proposed transaction include, but are not limited to: the fact that Andrew may be required to write off a portion of the $412 million of Base Station Subsystems goodwill as a non-cash charge to earnings as reported in Andrew’s quarterly report on Form 10-Q for the period ended March 31, 2007; the risk that required regulatory review and approval may not be obtained in a timely manner, if at all; Andrew’s shareholders may not approve the proposed transaction; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration of Andrew’s operations with CommScope could be materially delayed or may be more costly or difficult than expected; the proposed transaction may not be consummated; legal proceedings may be commenced by or against CommScope or Andrew. Relevant risks and uncertainties generally applicable to CommScope and Andrew include, but are not limited to: changes in cost and availability of key raw materials and the ability to recover these costs from customers through price increases; customer demand for products and the ability to maintain existing business alliances with key customers or distributors; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand for products; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among customers; competitive pricing and acceptance of products; industry competition and the ability to retain customers through product innovation; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; successful ongoing operation of our vertical integration activities; ability to achieve expected sales, growth and earnings goals; costs of protecting or defending intellectual property; ability to obtain capital on commercially reasonable terms; regulatory changes affecting us or the industries we serve. For a more complete description of factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission (SEC), which are available on CommScope’s website or at www.sec.gov, and Andrew’s filings with the SEC, which are available on Andrew’s website or at www.sec.gov. In providing forward-looking statements, neither CommScope nor Andrew intends, and neither undertakes any duty or obligation, to update these statements as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, CommScope intends to file a registration statement with the SEC on Form S-4 and CommScope and Andrew expect to mail a proxy statement/prospectus to Andrew’s stockholders containing information about the merger.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.

The registration statement and the proxy statement/prospectus will contain important information about CommScope, Andrew, the merger, and related matters.  Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the SEC at www.sec.gov.  In addition to the registration statement and the proxy statement/prospectus, CommScope and Andrew file annual, quarterly, and special reports, proxy statements, and other information with the SEC.  Printed copies of these documents can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from either CommScope’s or Andrew’s Investor Relations Department:

Investor Relations
CommScope, Inc.
1100 CommScope Place, SE
P.O. Box 339
Hickory, North Carolina 28602 U.S.A.
Phone: 1-828-324 2200
Fax: 1-828-982 1708
E-mail: investor.relations@commscope.com

Investor Relations

Andrew Corporation

3 Westbrook Corporate Center

Suite 900

Westchester, Illinois 60154 U.S.A.

Phone: 1-800-232-6767 or 1-708-236-6616

Fax: 1-708-492-3774

E-mail: GlbWWW-Contact-InvestRelations@andrew.com

CommScope, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Andrew stockholders in connection with the proposed transaction.  Information about CommScope’s directors and executive officers and their ownership of CommScope common stock is set forth in the definitive proxy statement for CommScope’s 2007 annual meeting of stockholders, as filed by CommScope with the SEC on Schedule 14A on March 16, 2007.  Information about Andrew’s directors and executive officers and their ownership of Andrew common stock is set forth in the definitive proxy statement for Andrew’s 2007 annual meeting of stockholders, as filed by Andrew with the SEC on Schedule 14A on December 29, 2006.  Other information regarding the participants in the proxy solicitation will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.